BYLAWS

OF

DREAM FINDERS HOMES, INC.

A TEXAS CORPORATION

Date of Adoption:

As in effect pursuant to the plan of conversion adopted on June 8, 2026

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BYLAWS
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ARTICLE I
OFFICES
Section 1Registered Office. The registered office of Dream Finders Homes, Inc. (the “Corporation”) required by the Business Organizations Code of the State of Texas (the “TBOC”) to be maintained in the State of Texas shall be the registered office named in the Certificate of Formation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Formation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”) in the manner provided by the TBOC. Should the Corporation maintain a principal office within the State of Texas, such registered office need not be identical to such principal office of the Corporation.
Section 2Other Offices. The Corporation may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS
Section 1Place of Meetings.
(a)Meetings. All meetings of shareholders may be held within or without the State of Texas, as may be fixed from time to time by the Board of Directors or, if not so designated, at the registered office of the Corporation.
(b)Remote Meetings. Notwithstanding ARTICLE II, Section 1(a) the Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place but may instead be held solely by means of remote communication, as authorized by Section 6.002 of the TBOC. If so authorized, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Board of Directors shall implement, or shall direct the implementation of, reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a shareholder or proxyholder, (ii) the Board of Directors shall implement, or shall direct the implementation of, reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2Meetings of Shareholders.
(a)Timely Notice. At any meeting of shareholders, only such nominations of persons for the election of Directors and such other business shall be conducted as shall have been properly brought before such meeting. To be properly brought before a meeting of shareholders, nominations of persons for the election of Directors or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (iii) otherwise properly brought before a meeting of shareholders by a shareholder (the “Proposing Shareholder”) who (x) is a shareholder of record of the Corporation at the time such notice of meeting is delivered, (y) is entitled to vote at such meeting and (z) complies with the notice procedures set forth in this ARTICLE II, Section 2. In addition, any proposal of business (other than the nomination of persons for the election of Directors) brought before a meeting of shareholders by a shareholder must be a proper matter for shareholder action. Other than nominations of persons for the election of Directors made at the direction of the Board of Directors or a committee thereof or proposals for such other business made at the direction of the Board of Directors, for business (including nominations of persons for the election of Directors) to be properly brought before a meeting of shareholders by a shareholder, the Proposing Shareholder must have given timely notice thereof pursuant to this ARTICLE II, Section 2(a), Section 2(b) or Section 2(c), as applicable, in writing to the Secretary of the Corporation (the “Secretary”), even if such matter is already the subject of any notice to the shareholders from the Board of Directors or a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (each, a “Public Disclosure”). To be timely, a Proposing Shareholder’s notice must be delivered to the Secretary or mailed and received at the principal executive offices of the Corporation by the Secretary: (A) with respect to an annual meeting of shareholders, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of (1) the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting or (2) the date of the duly called annual meeting in the event that no annual meeting was held in the previous year or such annual meeting is to be held on a day which is not within 30 days of the anniversary of the previous year’s annual meeting; or (B) with respect to any other meeting of shareholders, no later than the close of business on the tenth day following the date of Public Disclosure of the date of such meeting. In no event shall Public Disclosure of an adjournment or postponement of an annual meeting or special meeting of shareholders, as applicable, commence a new notice time period (or extend any notice time period).

(b)Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Shareholder’s notice to the Secretary shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially held by each such nominee, if any, (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of each such nominee as a Director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act, (v) the consent of each such nominee to be named in a proxy statement as a nominee and to serve as a Director if elected and (vi) as to the Proposing Shareholder: (A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of capital stock of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Shareholder and any of its affiliates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates, the effect or intent of which is to mitigate loss to, manage risk or capture the benefit of share price changes for, or increase or decrease the voting power of, the Proposing Shareholder or any of its affiliates with respect to shares of capital stock of the Corporation, (E) a representation that the Proposing Shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice and (F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The Corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(c)Other Shareholder Proposals. For all business other than the nomination of any person or persons for election to the Board of Directors, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting or special meeting of shareholders, as applicable: (i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) any other information relating to the Proposing Shareholder and beneficial owner, if any, on whose behalf the proposal is being made, as would be required to be disclosed in a proxy statement or other filing required to be made in connection with soliciting proxies for the approval of such proposal, under Section 14(a) of the Exchange Act, and (iii) the information required by ARTICLE II, Section 2(b)(vi).
(d)Proxy Rules. The foregoing notice requirements of ARTICLE II, Section 2(c) shall be deemed satisfied by a shareholder with respect to business other than the nomination of any person or persons for election to the Board of Directors if such shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of shareholders in compliance with the applicable provisions of Section 14(a) of the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting or special meeting of shareholders, as applicable, except in accordance with the procedures set forth in this ARTICLE II and (ii) unless otherwise required by the TBOC, if a Proposing Shareholder intending to propose business or make nominations for of any person or persons for election to the Board of Directors at an annual meeting or special meeting of shareholders, as applicable, pursuant to this ARTICLE II, Section 2 does not provide the information required under this ARTICLE II, Section 2 to the Corporation within the time frames established under ARTICLE II, Section 2(a), or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at such meeting to present such proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this ARTICLE II, Section 2 shall apply to any business or nominations to be brought before an annual meeting or special meeting of shareholders, as applicable, by a shareholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this ARTICLE II, Section 2 are included to provide the Corporation notice of a shareholder’s intention to bring business or nominations of any person or persons for election to the Board of Directors before an annual meeting or special meeting of shareholders, as applicable, and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting or special meeting of shareholders, as applicable.
Section 3Annual Meeting of Shareholders. An annual meeting of shareholders of the Corporation shall be held for the election of directors of the Corporation (the “Directors”) and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors from time to time.
Section 4Special Meetings. Special meetings of shareholders, for any purpose or purposes, may, unless otherwise prescribed by the TBOC or the Certificate of Formation, be called by the Board of Directors and shall be called by the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or the Secretary at the request in writing of a majority of the Board of Directors or by shareholders owning at least 25% of the Corporation’s entire capital stock issued and outstanding and entitled to vote on the election of Directors. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or (y) provided that the Board of Directors (or shareholders pursuant to these Bylaws) has determined that Directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the notice provided for in ARTICLE II, Section 2 is delivered to the Secretary, who is entitled to vote at such meeting and upon such election and who complies with the notice procedures set forth in ARTICLE II, Section 2. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more person or persons to the Board of Directors, any such shareholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by ARTICLE II, Section 2 shall be delivered in accordance with the notice procedures set forth in ARTICLE II, Section 2.

Section 5Notice of Meetings. Except as otherwise provided by the TBOC, written notice of each meeting of shareholders, annual or special, stating the place, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, in the case of a meeting held by remote communication, information on how to access the list of shareholders entitled to vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of such meeting to each shareholder entitled to vote at such meeting.
Section 6Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least eleven days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares of capital stock of the Corporation registered in the name of each shareholder, and such other information required by the TBOC. Such list shall be open to the examination of any shareholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) at the Corporation’s principal place of business. In the event that the Corporation determines to make such list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to its shareholders. If such meeting is to be held at a place, then such list shall be produced and kept at the time and place of such meeting during the whole time thereof and may be inspected by any shareholder who is present at such meeting. If such meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any shareholder during the whole time of such meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation or to vote in person, by means of remote communication or by proxy at any meeting of shareholders.
Section 7Quorum. The holders of shares of capital stock of the Corporation representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by means of remote communication, or represented by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws. Where a separate vote by a class or classes of capital stock of the Corporation is required by the TBOC, capital stock representing a majority of the voting power of the outstanding shares of such class or classes, present in person or by means of remote communication, or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote. If no quorum shall be present or represented at any meeting of shareholders, such meeting may be adjourned in accordance with ARTICLE II, Section 8, until a quorum shall be present or represented. If a quorum is present when a meeting of shareholders is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 8Adjournments. Any meeting of shareholders may be adjourned from time to time to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws, which time and place shall be announced at such meeting, by the holders of capital stock representing a majority in voting power of the stock present in person or by means of remote communication, or represented by proxy, at such meeting and entitled to vote (whether or not a quorum is present), or, if no shareholder is present or represented by proxy, by any officer entitled to preside at or to act as Secretary of such meeting, without notice other than announcement at such meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided that a quorum either was present at the original meeting or is present at the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.
Section 9Action at Meetings. When a quorum is present at any meeting of shareholders, the affirmative vote of the holders of capital stock of the Corporation representing a majority in voting power of the stock present in person or by means of remote communication, or represented by proxy, entitled to vote and voting on a matter properly brought before such meeting (or where a separate vote by a class or classes of capital stock of the Corporation is required, the affirmative vote of the holders of capital stock representing a majority in voting power of such class or classes present in person or by means of remote communication, or represented by proxy, at such meeting) shall decide such matter (other than the election of Directors), unless such matter is one upon which by express provision of the TBOC, the Certificate of Formation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The capital stock of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or by means of remote communication, or represented by proxy, at such meeting, entitled to vote and voting on the election of Directors.
Section 10Proxies. Each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending, in person or by means of remote communication, as the case may be, the meeting of shareholders and voting or by filing with the Secretary an instrument in writing revoking such proxy or another duly executed proxy bearing a later date. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of such meeting. All proxies shall be received and taken charge of and all ballots, if any, shall be received and canvassed by the secretary of such meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of such meeting, in which event such inspector or inspectors shall decide all such questions.
Section 11Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of the Directors of such other corporation is held, directly or indirectly, by the Corporation, and such shares shall not be counted for quorum purposes.

Section 12Action Without Meeting. Unless otherwise provided in the Certificate of Formation, for so long as the Corporation qualifies as a “controlled company” under the rules of the New York Stock Exchange (or its successor) (the “NYSE”), any action permitted or required by the TBOC, the Certificate of Formation or these Bylaws to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than an unanimous written consent shall be given by the Secretary to those shareholders of the Corporation who have not consented in writing. From and after the date that the Corporation fails to qualify as a “controlled company” under the rules of the NYSE, any shareholder action by written consent may only be taken if such written consent is signed by all holders of then-outstanding shares entitled to vote on such action.
ARTICLE III
DIRECTORS
Section 1Number, Election, Tenure and Qualification. Except as otherwise provided in the Certificate of Formation, the number of Directors that shall constitute the whole Board of Directors shall be not less than three. Within such limit, the number of Directors shall be determined by the majority vote of the Board of Directors. Only those persons nominated for election to the Board of Directors in accordance with the requirements and procedures set forth in these Bylaws shall be eligible for election as Directors. The Directors shall be elected at the annual meeting or any special meeting of shareholders, or by written consent in lieu of an annual meeting or special meeting of shareholders (provided, however, that if such written consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting of shareholders only if all of the directorships to which Directors could be elected at an annual meeting of shareholders held at the effective time of such written consent are vacant and are filled by such written consent), except as provided in ARTICLE III, Section 3. Each Director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise provided in the Certificate of Formation, Directors need not be shareholders nor residents of the State of Texas.
Section 2Size of the Board of Directors. Except as otherwise provided in the Certificate of Formation and these Bylaws, the number of Directors may be increased or decreased at any time by the majority vote of the Directors then in office; provided that the number of Directors shall not be decreased to an amount less than the number of Directors then in office.
Section 3Vacancies. Vacancies resulting from death, resignation, disqualification, removal or other cause and newly created directorships resulting from any increase in the authorized number of Directors may be filled in any manner permitted by the TBOC, including by (a) the majority vote of the Directors then in office, though less than a quorum, or (b) the sole remaining Director, in each case to the extent permitted by the TBOC. Any Director elected or appointed to fill a vacancy in accordance with the preceding sentence shall hold office for the remainder of the unexpired term of the Director’s predecessor; provided, however, that a Director appointed by the Board of Directors to fill a vacancy resulting from an increase in the number of Directors shall serve only until the next election of one or more Directors by the shareholders at an annual or special meeting of shareholders or until such Director’s earlier death, resignation, disqualification or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the TBOC. In the event of a vacancy on the Board of Directors, the remaining Directors, except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, may exercise the powers of the full Board of Directors until such vacancy is filled.

Section 4Resignation and Removal. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of capital stock of the Corporation representing a majority in voting power of the shares then entitled to vote at an election of Directors, unless otherwise specified by the TBOC or the Certificate of Formation.
Section 5General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Formation or these Bylaws restricted, or directed or required to be exercised or done by the shareholders.
Section 6Chairman of the Board. If the Board of Directors appoints a chairman or co-chairmen of the Board, either chairman or co-chairman, when present, may (or, if only one chairman or co-chairman is present, such chairman or co-chairman shall) preside at all meetings of shareholders and the Board of Directors. Each chairman or co-chairman shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board of directors or as may be vested in such chairman or co-chairman by the Board of Directors.
Section 7Place of Meetings. All meetings of the Board of Directors shall be held at such place within or without the State of Texas as shall from time to time be determined by the Board of Directors.
Section 8Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of shareholders is held at a place, at the same place as the annual meeting of shareholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such time and place as shall from time to time be determined by the Board of Directors; provided that any Director who is absent when such determination is made shall be given prompt notice of such determination.
Section 9Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the Secretary or on the written request of any Director. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling such special meeting at least twenty-four hours before such special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.
Section 10Notice, Waiver of Notice. Notice or a waiver of notice of a meeting of the Board of Directors need not specify the purposes of such meeting.

Section 11Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of Directors then in office, but in no event less than one third of the entire Board of Directors, shall constitute a quorum for the transaction of business. A Director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a Director or officer of or has a financial interest in any other corporation, partnership, limited liability company, association or other organization that is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such Director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 21.418 of the TBOC. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the TBOC or the Certificate of Formation. For purposes of this ARTICLE III, Section 11, the phrase “entire Board of Directors” shall mean the number of Directors last fixed by the Board of Directors in accordance with the TBOC, the Certificate of Formation and these Bylaws; provided, however, that if less than all the number of Directors so fixed were elected, the “entire Board of Directors” shall mean the greatest number of Directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present.
Section 12Action by Written Consent. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or writings or electronic transmission or transmissions, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.
Section 13Meetings by Remote Communication. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof, as the case may be, by means of remote communication by means of which all persons participating in such meeting can hear each other, and such participation in such meeting shall constitute presence in person at such meeting.
Section 14Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no such committee shall have the power or authority in reference to (a) adopting, amending or repealing any of these Bylaws or (b) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the TBOC to be submitted to shareholders for approval or expressly prohibits being delegated to a committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of business by the Board of Directors.

Section 15Compensation. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board of Directors shall have the authority to fix from time to time the compensation of Directors. The Directors may be paid their expenses, if any, in connection with attendance at each meeting of the Board of Directors or any committee thereof, as the case may be, and the performance of their responsibilities as Directors. The Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, as the case may be, and/or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.
Section 16Reliance upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith and with ordinary care upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, legal counsel, certified public accountants, investment bankers, or committees of the Board of Directors (to the extent permitted by the TBOC), or by any other person as to matters such Director or committee member reasonably believes are within such other person’s professional or expert competence, including such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.
ARTICLE IV
OFFICERS
Section 1Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Chief Executive Officer and a Secretary and, if the Board of Directors so elects, a Chairman of the Board of Directors, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless otherwise provided by the Certificate of Formation or these Bylaws. Except for the Chairman of the Board of Directors, if any, no officer of the Corporation need be a Director.
Section 2Tenure. Each officer of the Corporation shall hold office until his or her successor shall be duly elected and shall qualify, unless a different term is specified in the vote or written consent, as the case may be, choosing or appointing such officer, or until his or her earlier death or until he or she shall resign or shall have been removed in the manner hereinafter provided.
Section 3Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chief Executive Officer shall have general supervision over the business, affairs and property of the Corporation and shall have such duties as may be assigned to him by the Board of Directors.
Section 4Removal. Any officer elected or appointed by the Board of Directors or by the Chief Executive Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors; provided that any officer appointed by the Chief Executive Officer may also be removed at any time, with or without cause, by the Chief Executive Officer.

Section 5Resignation. Any officer may resign by delivering his or her written resignation to the Corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt, unless such resignation is specified to be effective at some other time or upon the happening of some other event.
Section 6Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, at its discretion.
Section 7Bond. If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including a bond for the faithful performance of the duties of his or her office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.
Section 8Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person, by means of remote communication or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation, limited liability company, partnership or other enterprise in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation, limited liability company, partnership or other enterprise.
ARTICLE V
NOTICES
Section 1Delivery. Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, whenever notice is required to be given to any person, such notice may be given by mail, addressed to such person, at such address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by applicable law, notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such person at such address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Notice may also be given to shareholders by a form of electronic transmission in accordance with and subject to the provisions of Section 21.3531 of the TBOC. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.
Section 2Waiver of Notice. Whenever any notice is required to be given under the provisions of the TBOC, the Certificate of Formation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the sole and express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Formation or these Bylaws.

ARTICLE VI
INDEMNIFICATION
Section 1Right to Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a Director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under ARTICLE VI, Section 2, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this ARTICLE VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the TBOC requires, the payment of such expenses incurred by a current, former or proposed Director or officer in his or her capacity as a Director or officer or proposed Director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of (a) an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this ARTICLE VI, Section 1 or otherwise and (b) any other documentation that may be required by the TBOC.

Section 2Claims by Directors and Officers. If a written claim received by the Corporation from or on behalf of an indemnified party under this ARTICLE VI is not paid in full by the Corporation within 30 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBOC for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or the shareholders of the Corporation) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or the shareholders of the Corporation) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 3Indemnification of Employees and Agents. The Corporation may, by action of the Board of Directors, provide indemnification and advance expenses to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of Directors and officers provided for in this ARTICLE VI.
Section 4Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation or these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.
Section 5Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense liability or loss under the TBOC.
Section 6Savings Clause. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law. Any repeal or modification of the foregoing provisions of this ARTICLE VI shall not adversely affect any right or protection hereunder for a person protected under this ARTICLE VI in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7Definitions. For purposes of this ARTICLE VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY
Section 1Limitation of Director Liability. No Director or officer shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, except for any liability for (a) any breach of such Director or officer’s duty of loyalty to the Corporation or its shareholders, (b) acts or omissions not in good faith that (i) constitute a breach of duty of the director or officer to the Corporation or (ii) involve intentional misconduct or a knowing violation of law, (c) any transaction from which such Director or officer derived an improper personal benefit, or (d) any act or omission for which the liability of a Director or officer is expressly provided by an applicable statute. If the TBOC, or any other law of the State of Texas, is amended after the adoption date of these Bylaws to authorize corporate action further eliminating or limiting the liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the TBOC or such other law, as so amended.
Section 2Repeal or Modification. Any repeal or modification of this ARTICLE VII shall be prospective only and shall not adversely affect any right or protection of, or limitation of the liability of, a Director existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE VIII
CAPITAL STOCK
Section 1Certificates of Stock. Each holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock owned by such holder in the Corporation. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Notwithstanding anything herein to the contrary, any or all classes and series of shares of capital stock of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this ARTICLE VIII, Section 1. The rights and obligations of the holders of shares of capital stock of the Corporation represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical.
Section 2Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.
Section 3Transfer of Stock. Upon surrender to the Corporation or the transfer agent or registrar of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to the rightful transfer thereof, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation.
Section 4Record Date.
(a)In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) be more than 60 days nor less than 10 days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day before the day on which notice is given, or, if notice is waived, the close of business on the day before the day on which such meeting is held.

(b)In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, if applicable, the Board of Directors may fix a record date, which shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the TBOC, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in ARTICLE II, Section 11. If no record date is fixed and prior action by the Board of Directors is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not (i) precede the date upon which the resolution fixing the record date is adopted and (ii) be more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
Section 5Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the books of the Corporation as the owner of shares of capital stock of the Corporation to receive dividends and to vote as such owner and to hold liable for calls and assessments such person registered on the books of the Corporation as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the TBOC.
ARTICLE IX
GENERAL PROVISIONS
Section 1Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular meeting or special meeting of the Board of Directors, or by written consent of the Board of Directors, pursuant to the TBOC. Dividends may be paid in cash, property or shares of capital stock of the Corporation, subject to the Certificate of Formation.
Section 2Reserves. The Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve or reserves.
Section 3Checks. Except as otherwise provided in these Bylaws, all checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 4Fiscal Year. The fiscal year of the Corporation shall be as established from time to time by the Board of Directors.
Section 5Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal, if any. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 6Facsimile or Electronic Signatures. In addition to the provisions for the use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.
Section 7Form of Records. Any records maintained by the Corporation in the regular course of business, including the Corporation’s stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
Section 8Claiming Shareholder Threshold. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any director and/or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least one percent (1%) of the issued and outstanding capital stock of the Corporation.
Section 9Invalid Provisions. If any provision of these Bylaws is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the shareholders would not be materially and adversely affected thereby, such provision shall be fully separable; these Bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; the remaining provisions of these Bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of these Bylaws, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
Section 10Expense Reimbursement Provision. Notwithstanding anything in these Bylaws to the contrary, to the fullest extent permitted by the TBOC, in the event that (a) any current or prior shareholder or anyone on such person’s behalf (a “Claiming Party”) initiates any proceeding or asserts any claim or counterclaim (each, a “Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation (including any Claim purportedly filed on behalf of any other shareholder) and/or any Director, officer, employee, agent or affiliate thereof (each, a “Company Party”) and (b) the Claiming Party (or the third party, who such Claiming Party joined, who received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the applicable Company Party for all fees, costs and expenses of every kind and description (including all reasonable attorneys’ fees and other litigation expenses) that the applicable Company Party may incur in connection with such Claim. If any provision (or any part thereof) of this ARTICLE IX, Section 10 shall be held to be invalid, illegal or unenforceable, facially or as applied to any circumstance for any reason whatsoever: (x) the validity, legality and enforceability of such provision (or part thereof) in any other circumstance and of the remaining provisions of this ARTICLE IX, Section 10 (including each portion of any subsection of this ARTICLE IX, Section 10 containing any such provision (or part thereof) held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (y) to the fullest extent permitted by applicable law, the provisions of this ARTICLE IX, Section 10 (including each such portion containing any such provision (or part thereof) held to be invalid, illegal, or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by applicable law so as to (A) give effect to the intent manifested by the provision (or part thereof) held invalid, illegal or unenforceable and (B) permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX, Section 10.

ARTICLE X
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed, and new bylaws may be made, by the Board of Directors, at any regular meeting or special meeting of the Board of Directors or by the shareholders, at any regular meeting or special meeting of shareholders at which such amendment, alteration, change, repeal or addition has been properly brought before such meeting.
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